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                                                                     EXHIBIT 2.1

                               THIRD AMENDMENT TO
                          PLAN AND AGREEMENT OF MERGER


         THIS THIRD AMENDMENT TO PLAN AND AGREEMENT OF MERGER (this "Amendment") is entered into as of the 28th day of June, 2000 among GRIFFIN ACQUISITION CORP., a Florida corporation (the "Acquiror"), WILLIAM D. GRIFFIN, an individual resident of the State of Florida (the "Guarantor"), and RISCORP, INC., a Florida corporation ("RISCORP").

                              W I T N E S S E T H:

         WHEREAS, on November 3, 1999, the parties entered into a Plan and Agreement of Merger, as amended by the first and second amendments thereto (the "Agreement"), which contemplates the merger of Acquiror with and into RISCORP pursuant to the applicable provisions of the Florida Business Corporation Act, with RISCORP surviving the merger;

         WHEREAS, the parties now desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.2(b)(i)(1). Section 1.2(b)(i)(1) of the Agreement is hereby deleted in its entirety and, in lieu thereof, the following new Section 1.2(b)(i)(1) is hereby inserted:

                  the term "Merger Consideration" shall equal (A) $3.075, plus
                  (B) the Contingent Claim Amount divided by the aggregate of the Outstanding Class A Shares and the Outstanding Class B Shares (as defined in Section 3.2); and

         2. Section 7.1(b). Section 7.1(b) of the Agreement is hereby amended by deleting the date "June 30, 2000" contained therein and substituting in its place the date "August 15, 2000."

         3. Section 7.1(c). Section 7.1(c) of the Agreement is hereby amended by deleting the date "June 30, 2000" contained therein and substituting in its place the date "August 15, 2000."

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         4.       Other Terms and Conditions Ratified and Confirmed. All other terms and conditions of the Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect.

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year set forth above.

                                        GRIFFIN ACQUISITION CORP.



                                        By:          /s/ William D. Griffin
                                           ------------------------------------
                                            William D. Griffin
                                            President


                                                     /s/ William D. Griffin
                                           ------------------------------------
                                            William D. Griffin


                                           RISCORP, INC.


                                           By:       /s/ Walter E. Riehemann
                                           ------------------------------------
                                               Walter E. Riehemann
                                               President


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